Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 11, 2025 in the Registration Statement on Amendment No. 1 to Form F-1 of Diginex Limited (the “Company”), with respect to our audits of the consolidated financial statements of Diginex Limited as of March 31, 2025 and 2024 and for the years then ended, which appears in the Prospectus as part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

September 4, 2025